UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 25, 2018

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

As previously reported, Real Goods Solar, Inc. (the “Company”) attended a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on December 15, 2016 related to the Company’s previously reported non-compliance with Nasdaq’s $2,500,000 minimum shareholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1). On January 26, 2017, the Company received a determination letter from the Panel, dated January 25, 2017, providing notice to the Company that it had regained compliance with Nasdaq’s minimum shareholders’ equity requirement and as such is eligible for continued listing on Nasdaq.

The Panel further indicated, however, that the Company was subject to a “Panel Monitor” as that term is defined under Nasdaq Listing Rule 5815(d)(4)(A), through January 15, 2018. Under the terms of the Panel Monitor, in the event the Company’s shareholders’ equity fell below the $2,500,000 threshold (or any other requirement that would ordinarily require the Company to submit a compliance plan to the Nasdaq Staff) during the monitor period and the Company would not qualify for continued listing under an alternative to the shareholders’ equity requirement.

On January 24, 2018, the Company received a letter from the Panel, dated January 24, 2018, providing notice to confirm that the Company had regained compliance with the minimum shareholders’ equity rule, as required by the Panel’s decision dated January 25, 2017, and is in compliance with other applicable requirements as set forth in the decision and required for listing on The Nasdaq Stock Market. Accordingly, the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market and is closing this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: January 25, 2018